Exhibit 99.1
DSW INC. REPORTS 2006 SECOND QUARTER
FINANCIAL RESULTS
COLUMBUS, Ohio, August 30, 2006/PRNewswire/ — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, announced net income of $15.3 million on net sales of $301.3 million for the second quarter ended July 29, 2006, compared with net income of $9.3 million on net sales of $276.2 million for the comparable period last year.
Diluted earnings per share were $0.35 for the second quarter of 2006 compared with $0.28 for last year’s second quarter.
The second quarter 2005 results include $3.9 million of interest expense on a dividend note to the Company’s controlling shareholder, Retail Ventures, Inc. (NYSE: RVI). After adjusting for the dividend interest and the significant increase in shares as a result of the Company’s initial public offering in June 2005, pro forma net income for the second quarter of 2005 was $11.6 million, or $0.26 per share. The exhibit at the end of this release reconciles the non-GAAP pro forma net income and diluted earnings per share to the reported net income and diluted earnings per share for second quarter 2005.
Comparable store sales for the second quarter of 2006 increased 2.2% compared with the same period last year.
Six Month Results
For the six months ended July 29, 2006, net income was $32.9 million on net sales of $617.8 million, compared with net income of $16.2 million on net sales of $558.0 million for the comparable period last year.
Diluted earnings per share for the six months ended July 29, 2006, were $0.74 compared with $0.53 for the same period last year.
The fiscal 2005 six-month results include $6.6 million of interest expense on a dividend note to the Company’s controlling shareholder, Retail Ventures, Inc., and $6.5 million for the accrual for losses associated with the data theft announced March 2005. After adjusting for the dividend interest, the data theft accrual and the significant increase in shares as a result of the Company’s initial public offering in June 2005, pro forma net income for the fiscal 2005 six-month period was $24.1 million, or $0.55 per share. The exhibit at the end of this release reconciles the non-GAAP pro forma net income and diluted earnings per share to the reported net income and diluted earnings per share for the fiscal 2005 six-month period.
Comparable store sales for the six months ended July 29, 2006 increased 3.2% compared with the same period last year.

2006 Outlook
The Company reiterated its previous estimate for fiscal 2006 annual diluted earnings per share of $1.24 to $1.27. Comparable store sales are projected to increase 3-5% and the Company plans to open 30 DSW stores during the year.
Webcast and Conference Call
To hear the Company’s live second quarter earnings conference call, log on to www.DSWshoes.com at 8:00 a.m. ET today, Wednesday, August 30, 2006 or call 1-866-277-1184 and reference passcode 23706620. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial 1-888-286-8010, followed by passcode 79238948. An audio replay of the conference call, as well as additional financial information, will also be available at www.DSWshoes.com.
About DSW Inc.
DSW Inc., headquartered in Columbus, Ohio, is a leading U.S. branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men. As of August 29, 2006, DSW operated 209 stores in 33 states and supplied footwear to 242 leased locations (26 for related retailers and 216 for non-related retailers) in the United States. For store locations and additional information about DSW, visit www.DSWshoes.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the Company’s latest annual or quarterly report, as filed with the SEC. These risk factors include, but are not limited to: the Company’s success in opening and operating new stores on a timely and profitable basis; maintaining good relationships with vendors; ability to anticipate and respond to fashion trends; fluctuation of comparable store sales and quarterly financial performance; disruption of distribution operations; dependence on Retail Ventures, Inc. for key services; failure to retain key executives or attract qualified new personnel; remaining competitive with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade; and security risks related to our electronic processing and transmission of confidential customer information. Management undertakes no obligation to revise these forward-looking statements included in this press release to reflect any future events or circumstances.
Contact: DSW Investor Relations, 614-872-1474
Source: DSW Inc.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	July 29,	January 28,
	2006	2006
ASSETS
Cash and equivalents	$104,326	$124,759
Short-term investments	46,925	—
Accounts receivable, net	6,757	4,088
Inventories	222,029	216,698
Prepaid expenses and other assets	14,303	13,981
Deferred income taxes	19,372	18,591

Total current assets	413,712	378,117

Property and equipment, net	97,859	95,921
Goodwill	25,899	25,899
Tradenames and other intangibles, net	5,784	6,216
Deferred income taxes and other assets	2,017	1,562

Total assets	$545,271	$507,715

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$86,725	$85,520
Accrued expenses	53,536	54,069

Total current liabilities	140,261	139,589

Other noncurrent liabilities	65,146	63,410
Total shareholders’ equity	339,864	304,716

Total liabilities and shareholders’ equity	$545,271	$507,715

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
Net sales	$301,302	$276,211	$617,789	$558,017
Cost of sales	(216,200)	(199,848)	(439,400)	(398,856)

Gross profit	85,102	76,363	178,389	159,161
Operating expenses	(62,005)	(55,675)	(127,403)	(123,420)

Operating profit	23,097	20,688	50,986	35,741
Interest income (expense), net	1,975	(5,012)	3,299	(8,533)

Earnings before income taxes	25,072	15,676	54,285	27,208
Income tax provision	(9,731)	(6,425)	(21,425)	(10,977)

Net income	$15,341	$9,251	$32,860	$16,231

Basic and diluted earnings per share:
Basic	$0.35	$0.28	$0.75	$0.53
Diluted	$0.35	$0.28	$0.74	$0.53

Shares used in per share calculations:
Basic	43,909	33,390	43,902	30,546
Diluted	44,210	33,472	44,177	30,588

Exhibit
(in thousands, except per share amounts)

		Three Months Ended
		July 30,
	Proforma	2005	As reported
	Non-GAAP	Adjustments (1)	GAAP
Net Sales	$276,211		$276,211
Cost of sales	(199,848)		(199,848)

Gross profit	76,363		76,363
Operating expenses	(55,675)		(55,675)

Operating profit	20,688		20,688
Interest expense, net	(1,092)	(3,920)	(5,012

Earnings before income taxes	19,596	(3,920)	15,676
Income tax provision (3)	(7,993)	1,568	(6,425)

Net income	11,603	(2,352)	9,251

Weighted average outstanding shares, diluted (2)	44,127	(10,655)	33,472
Diluted earnings per share	0.26		0.28

		Six Months Ended
		July 30,
	Proforma	2005	As reported
	Non-GAAP	Adjustments (1)	GAAP
Net Sales	$558,017		$558,017
Cost of sales	(398,856)		(398,856)

Gross profit	159,161		159,161
Operating expenses	(116,920)	(6,500)	(123,420)

Operating profit	42,241	(6,500)	35,741
Interest expense, net	(1,941)	(6,592)	(8,533)

Earnings before income taxes	40,300	(13,092)	27,208
Income tax provision (3)	(16,214)	5,237	(10,977)

Net income	24,086	(7,855)	16,231

Weighted average outstanding shares, diluted (2)	44,127	(13,539)	30,588
Diluted earnings per share	0.55		0.53

(1)	The Company believes the use of pro forma results provide meaningful information for the three and six months ended July 30, 2005 due to: i) the significant increase in share count as a result of the Company’s initial public offering on June 29, 2005, ii) the interest expense in the first three and six-month periods of fiscal 2005 attributable to a $190 million dividend note which was repaid with the proceeds of the initial public offering, and iii) the $6.5 million accrual for the data theft which was recorded in the first quarter of fiscal 2005. The pro forma data is presented as if the initial public offering occurred on the first day of fiscal 2005 and the dividend note interest and data theft accrual are non-recurring or unusual charges.

(2)	Amount is based on the number of shares outstanding, plus the assumed exercise of dilutive stock options and restricted stock units, as of the quarter ended July 30, 2005, the first quarter end following the Company’s initial public offering on June 29, 2005, and eliminates the weighting effect to equal total shares at period end.

(3)	The tax effect on the pro forma adjustments is calculated using an approximate annual tax rate of 40%.

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